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                                                                    EXHIBIT 23b

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements listed below of BellSouth Corporation:

     -    Form S-3 (File No. 333-120170),

     -    Form S-3 (File No. 333-117772),

     -    Form S-8 (File No. 333-115035),

     -    Form S-8 (File No. 333-115036),

     -    Form S-8 (File No. 333-115034),

     -    Form S-8 (File No. 333-129985);

of our report dated February 24, 2006, with respect to the consolidated financial statements of Cingular Wireless LLC, included in this Annual Report (Form 10-K) of BellSouth Corporation for the year ended December 31, 2005.


                                         /s/ Ernst & Young LLP

Atlanta, Georgia
February 24, 2006